Exhibit 99.1
Filed by NCI Building Systems, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 13e-4(c)
of the Securities Exchange Act of 1934
Subject Company: NCI Building Systems, Inc.
Commission File No. 1-14315
Dated: October 9, 2009
On October 9, 2009, NCI Building Systems, Inc. issued the following press release:
NCI Building Systems Announces Further Progress in Refinancing
- Terms Finalized for New Asset Based Lending Facility -
- Targeting to Close on Investment Agreement with Clayton, Dubilier & Rice Fund on October
20, 2009, Subject to Receiving Consents from 100% of Term Loan Lenders -
HOUSTON, Oct. 9, 2009 /PRNewswire-FirstCall/ — NCI Building Systems, Inc. (NYSE: NCS) today announced that it has made further progress toward completing its previously-disclosed refinancing, which includes a $250 million equity investment by a fund managed by Clayton, Dubilier & Rice (CD&R). Once effective, the refinancing will significantly reduce debt and provide substantial flexibility in the current economic downturn as well as the resources to support future growth.
The Company reported that it has finalized with its lenders the form of agreement for a $125 million asset-based revolving credit facility (“ABL”) with an additional $50 million accordion feature, and that the Company has confirmed participation from lenders for the full availability under the facility. The ABL Facility, which is a condition of the CD&R investment, has a maturity of the earlier of 5 years or the scheduled maturity of the Company’s term loan after giving effect to the refinancing of its existing credit facility and includes borrowing capacity of up to $25 million for letters of credit and of up to $10 million for swingline borrowings.
Additionally, NCI announced that it has received approvals from over two-thirds of the noteholders that are party to a prior lock-up agreement to modify the proposed terms of the refinancing of its existing credit facility, as disclosed in the Company’s October 8, 2009 news release.
On October 8, 2009,
•	NCI announced the updated results of its Convertible Note Exchange Offer. The Company reported that as of October 7, 2009, holders of approximately 99.9% of the aggregate principal amount of its outstanding Convertible Notes have delivered valid tenders, which exceeds the threshold of 95% minimum condition to the offer;

•	NCI also reported that it had received consents for the refinancing of its existing credit facility from lenders holding over two-thirds of its senior secured debt, subject to approval of certain noteholders. As noted above, that approval has now been obtained.
“We have made great progress toward the completion of our comprehensive refinancing,” said Norman C. Chambers, Chairman, President and Chief Executive Officer. “We appreciate the cooperation we have received from our convertible noteholders and the vast majority of our bank lenders, as well as their recognition of our strong market position and our ability to benefit from improved business conditions over the next several years.”
“We are working diligently to obtain consent agreements from all of our bank lenders, which is a condition of the $250 million equity investment from CD&R,” Mr. Chambers noted. “Assuming all of our lenders agree, we will be in position to close on the investment agreement with CD&R as early as October 20, 2009.”
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Important Information About This Communication
This communication is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange. Any such offer or solicitation shall be made solely by means of the prospectus, related letter of transmittal and other offer documents, as described below.
In connection with the commencement of the exchange offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (which includes a prospectus) and amendments thereto, a tender offer statement on Schedule TO and amendments thereto and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the prospectus, the tender offer statement and amendments thereto and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto, when available, because they will contain important information about the Company, the proposed exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.
The registration statement contains a prospectus and related transmittal materials that have been mailed to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, prospectus and transmittal materials, as well as amendments thereto and other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of the Company’s filings with the SEC may also be obtained from the Company’s Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.
Forward Looking Statements
This communication contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstance that could give rise to the termination of the investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P.; the inability to complete the transactions contemplated by the investment agreement due to failure to satisfy conditions to such transactions (including with respect to the refinancing of the senior credit facility and the convertible notes); the failure of the transactions discussed herein to close for any reason; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the investment agreement, the transactions contemplated thereby, including the convertible notes exchange offer; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; the volatility of the Company’s stock price; the potential dilution associated with the convertible notes exchange offer; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; the significant demands on the Company’s liquidity while current economic and credit conditions are severely affecting its operations; and the uncertainty surrounding the transactions described herein, including the Company’s ability to retain employees, customers and vendors. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, and the section titled “Risk Factors” in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 10, 2009 each identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
CONTACT: Investors, Lynn Morgen or Betsy Brod, both of MBS Value Partners, +1-212-750-5800; or Media, Terry Rooney of Rooney & Associates Communications, +1-212-223-0689, all for NCI Building Systems.